UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2008

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective as of January 1, 2008, Andrew U. Ferrari resigned as President and Chief Executive Officer of Trex Company, Inc. (the “Company”) upon the appointment, described in paragraph (c) of this Item 5.02, of Ronald W. Kaplan as the Company’s President and Chief Executive Officer.

Effective as of January 1, 2008, Anthony J. Cavanna resigned as the Company’s Chairman of the Board. Mr. Cavanna will continue to serve as a director of the Company. Effective as of the same date, the Company’s Board of Directors appointed Andrew U. Ferrari to serve as Chairman of the Board.

(c) Effective as of January 1, 2008, the Board of Directors appointed Ronald W. Kaplan, age 56, to serve as the Company’s President and Chief Executive Officer. Before joining the Company, Mr. Kaplan served since February 2006 as the Chief Executive Officer of Continental Global Group, Inc., a manufacturer of bulk material handling systems. Between July 2005 and February 2006, Mr. Kaplan was an independent consultant. Mr. Kaplan was employed by Harsco Corporation, an international industrial services and products company, between 1979 and July 2005, at which he served in a number of capacities, including as Senior Vice President-Operations, and, most recently as President of Harsco’s Gas Technologies Group, which manufactures containment and control equipment for the global gas industry. Mr. Kaplan received a B.A. in Economics from Alfred University and an M.B.A. degree from the Wharton School of Business, University of Pennsylvania.

As indicated above, Mr. Kaplan has served as the Chief Executive Officer of Continental Global Group, Inc. since February 2006. The Company purchases conveyor systems from a wholly owned subsidiary of Continental Global in the ordinary course of business on standard commercial terms. For these purchases, the Company paid $271,887 in fiscal 2006 and $497,830 in the nine months ended September 30, 2007.

Mr. Kaplan has entered into an employment agreement, dated as of January 1, 2008, with the Company. The agreement has an initial term expiring on December 31, 2012. The term of Mr. Kaplan’s employment will automatically be extended for additional one-year periods beginning on January 1, 2013 unless either Mr. Kaplan or the Company provides a non-extension notice to the other at least 90 days before the expiration of the term then in effect. Under the agreement, Mr. Kaplan is entitled to receive a signing bonus of $200,000, to be paid an initial annual base salary of $500,000, to participate in the Company’s annual cash bonus plan with an initial target incentive equal to 80% of Mr. Kaplan’s base salary, to participate in the Company’s 2005 Stock Incentive Plan, and to receive all medical and other benefits extended to the Company’s other senior executives. The employment agreement provides for the payment of severance benefits to Mr. Kaplan if the Company terminates his employment without “cause” or if Mr. Kaplan resigns for “good reason.” For this purpose, “good reason” includes events specified in the agreement, including a material and adverse change in

Mr. Kaplan’s status or position with the Company, a 10% or greater reduction in Mr. Kaplan’s base salary and targeted bonus other than as part of general reduction in executive compensation, and the relocation of Mr. Kaplan’s office more than 50 miles from his current office and further than his then-current residence. Upon such a termination, Mr. Kaplan will be entitled to receive the following:

•

a lump-sum cash payment equal to the sum of (1) Mr. Kaplan’s accrued base salary and accrued vacation pay plus (2) if not previously paid, Mr. Kaplan’s annual cash bonus earned for the preceding fiscal year;

•

a lump-sum cash payment equal to two times the sum of (1) Mr. Kaplan’s base salary then in effect plus (2) an amount equal to the greater of Mr. Kaplan’s targeted cash bonus for the year in which his employment terminates or his actual cash bonus earned for the preceding year; and

•	continued health, dental and life insurance benefits for up to 24 months.

If Mr. Kaplan’s employment is terminated during a change in control protection period under his change in control severance agreement described below, Mr. Kaplan will be entitled to receive the severance payments specified under that agreement instead of the foregoing payments under his employment agreement.

Mr. Kaplan also has entered into a change in control severance agreement, dated as of January 1, 2008, with the Company. The terms of this agreement are generally similar to those of the Company’s change in control severance agreements with its other executive officers, as described in the Company’s proxy statement dated April 9, 2007 for its 2007 annual meeting of stockholders. Under Mr. Kaplan’s agreement, if, within the period beginning 90 days before and ending two years after a change in control of the Company (as defined in the agreement), Mr. Kaplan’s employment is terminated by the Company (other than for cause or by reason of death or disability) or if he terminates his employment in certain circumstances defined in the agreement which constitute “good reason,” Mr. Kaplan will be entitled to receive the following:

•

a lump-sum cash payment equal to the sum of (1) Mr. Kaplan’s accrued base salary and accrued vacation pay plus (2) if not previously paid, Mr. Kaplan’s annual cash bonus earned for the preceding fiscal year plus (3) Mr. Kaplan’s targeted cash bonus for the year in which the severance occurs, pro-rated based upon the number of days he was employed during such year;

•

a lump sum severance payment of 2.99 times (1) his annual base salary (in effect immediately prior to the change in control or termination, whichever is greater) and (2) the greater of (a) his target annual cash bonus (for the year in which the change in control occurs or the year of the termination, whichever is greater) or (b) his actual annual cash bonus for the last fiscal year immediately prior to termination;

•

continuation of group health and dental insurance, and group life insurance, on the same terms and conditions as though he had remained an active employee, for the longer of 18 months or until coverage is obtained from a new employer; and

•

accelerated vesting of all outstanding long-term incentive awards, including stock options, stock appreciation rights (“SARs”), restricted shares, and performance shares (at the targeted payment level).

In addition, the agreement provides that, if payments made to Mr. Kaplan would cause him to become subject to the excise tax payable pursuant to Section 4999 of the Internal Revenue Code, the Company will reduce his payment to the extent necessary to avoid the application of the excise tax, with Mr. Kaplan having the option to elect which components of the severance payment are so reduced.

The foregoing description of Mr. Kaplan’s employment agreement and change in control severance agreement with the Company is qualified in its entirety by reference to the agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this report and incorporated herein by reference.

Pursuant to Mr. Kaplan’s employment agreement, on January 7, 2008, which will be his first day of employment, Mr. Kaplan will be granted long-term equity incentive awards under the Company’s 2005 Stock Incentive Plan in the form of SARs and shares of restricted stock with an aggregate value equal to 200% of Mr. Kaplan’s initial base salary described above. The SARs, which will be granted with a value equal to 140% of Mr. Kaplan’s initial base salary, will be granted at a price equal to the fair market value of the Company’s common stock on the grant date. The restricted stock awards will be granted with a value equal to 60% of Mr. Kaplan’s initial base salary. Both the SAR and restricted stock awards will vest ratably over three years on each anniversary of the grant date. The Company’s 2005 Stock Incentive Plan and forms of award agreement for grants of SARs and restricted stock thereunder have been filed with the Securities and Exchange Commission and are incorporated by reference herein.

(d) Effective as of January 1, 2008, Ronald W. Kaplan was appointed by the Company’s Board of Directors to the class of directors expiring at the annual meeting of stockholders to be held in 2008 and Andrew U. Ferrari was appointed by the Board of Directors to serve as Chairman of the Board.

Pursuant to the Company’s Amended and Restated 1999 Incentive Plan for Outside Directors (the “Plan”), Mr. Ferrari will receive compensation as non-employee Chairman of the Board in the form of an annual cash retainer of $54,000 payable in equal quarterly installments and pro-rated for any partial quarters of service. Instead of the annual equity grant awarded to other non-employee directors, Mr. Ferrari will receive an annual cash payment of $25,361 pro-rated based on his term of service and payable on the date of the first regularly scheduled Board of Directors meeting after the end of the Plan year.

The information set forth in paragraphs (b) and (c) of this Item 5.02 is incorporated by reference in this paragraph (d).

Item 9.01	Financial Statements and Exhibits.

(d) Trex Company, Inc. herewith files the following exhibits:

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated as of January 1, 2008, between Trex Company, Inc. and Ronald W. Kaplan.

10.2	Change in Control Severance Agreement, dated as of January 1, 2008, between Trex Company, Inc. and Ronald W. Kaplan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: January 2, 2008	/s/ William R. Gupp
William R. Gupp
Vice President and General Counsel

Index to Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated as of January 1, 2008, between Trex Company, Inc. and Ronald W. Kaplan.

10.2	Change in Control Severance Agreement, dated as of January 1, 2008, between Trex Company, Inc. and Ronald W. Kaplan.

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